Exhibit 3.1

CERTIFICATE OF MERGER

OF

CORNING NATURAL GAS HOLDING CORPORATION

(a New York corporation)

AND

ACP CROTONA MERGER SUB CORP.

(a New York corporation)

INTO

CORNING NATURAL GAS HOLDING CORPORATION

(a New York corporation)

Under Section 904 of the Business Corporation Law

Pursuant to Section 904 of the New York Business Corporation Law (the “NYBCL”), each of the undersigned hereby certify on behalf of the constituent corporations named herein, as follows:

1.          The name of each constituent corporation is as follows:

(a)       Corning Natural Gas Holding Corporation, a New York corporation.

(b)       ACP Crotona Merger Sub Corp., a New York corporation.

2.          The name of the surviving corporation is Corning Natural Gas Holding Corporation, a New York corporation (the “Surviving Corporation”).

3.          The designation, number, and voting rights of each outstanding class and series of shares for each of the constituent corporations is as follows:

CORNING NATURAL GAS HOLDING CORPORATION

Designation of each outstanding class and series of shares	Number of outstanding shares	Shares entitled to vote	Shares entitled to vote as a class
Common Stock, par value $0.01 per share	3,362,363	Yes	Yes

6% Series A Cumulative Preferred Stock, par value $0.01 per share	260,600	No	Yes
Series B Convertible Preferred Stock, par value $0.01 per share	244,263	No	Yes
6% Series C Cumulative Preferred Stock, par value $0.01 per share	180,000	No	Yes
1.5% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share, par value $0.01 per share	5,000	No	Yes

ACP CROTONA MERGER SUB CORP.

Designation of each outstanding class and series of shares	Number of outstanding shares	Shares entitled to vote	Classes and series of shares entitled to vote as a class
Common Stock, par value $0.01 per share	100	Yes	Yes

4.           The certificate of incorporation of the Surviving Corporation was filed by the New York State Department of State (“Department of State”) on July 19, 2013.

5.          The certificate of incorporation of ACP Crotona Merger Sub Corp. was filed by the Department of State on January 8, 2021.

6.          The merger was authorized with respect to the Surviving Corporation in the following manner: An Agreement and Plan of Merger was duly adopted by the board of directors of the Surviving Corporation at a meeting on January 11, 2021 by the unanimous vote of the board of directors. The board submitted the Agreement and Plan of Merger to a vote of shareholders. The Agreement and Plan of Merger was adopted at a meeting of the shareholders of the Surviving Corporation on May 27, 2021 by affirmative vote of the holders of two-thirds of all outstanding shares entitled to vote thereon.

7.          The merger was authorized with respect to ACP Crotona Merger Sub Corp. in the following manner: an Agreement and Plan of Merger was duly adopted by the board of directors of ACP Crotona Merger Sub Corp. by written consent on January 12, 2021 by unanimous vote of the board of directors. The board submitted the Agreement and Plan of Merger to a vote of the sole shareholder. The Agreement and Plan of Merger was adopted by written consent of the sole shareholder of ACP Crotona Merger Sub Corp. on January 12, 2021.

8.          The certificate of incorporation of the Surviving Corporation, as in effect immediately prior to the effective date of the merger, shall be the certificate of incorporation of the Surviving Corporation upon the effective date of the merger, with the following amendments or changes to be effected by the merger:

(a)       Paragraph Fourth of the certificate of incorporation of the Surviving Corporation will be deleted and replaced in its entirety by the following:

“FOURTH: Authorized Shares.

(a)        The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, $0.01 par value per share and 100 shares of preferred stock, $0.01 par value per share.

(b)        Authority is hereby expressly granted to the Board of Directors from time to time to issue preferred shares as preferred shares of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, relative rights, preferences and limitations of such series, to the full extent now or hereafter permitted by the Business Corporation Law.”

(b)       Paragraph Eight of the certificate of incorporation of the Surviving Corporation, as in effect immediately prior to the effective date of the merger, which requires the affirmative vote of at least two-thirds (2/3) of the votes entitled to be cast at a meeting of the shareholders for the approval of (i) the sale, lease or exchange of all or substantially all of the assets of the Corporation in accordance with Section 903 of the Business Corporation Law; (ii) the adoption of a plan of merger or consolidation in accordance with Section 909 of the Business Corporation Law; (iii) a share exchange in accordance with Section 913 of the Business Corporation Law; (iv) the dissolution of the Corporation in accordance with Section 1001 of the Business Corporation Law; or (v) an act under any successor provision to the foregoing provisions of the Business Corporation Law, will be deleted in its entirety.

9.           The effective date of the merger is the date that this certificate of merger is filed by the Department of State.

IN WITNESS WHEREOF, the undersigned have executed and signed this certificate as of this 6th day of July, 2022.

CORNING NATURAL GAS HOLDING CORPORATION

By /s/ Michael I. German Name: Michael I. German Title: President and Chief Executive Officer

ACP CROTONA MERGER SUB CORP.

By /s/ Richard Klapow Name: Richard Klapow Title: President

CERTIFICATE OF MERGER

OF

Corning Natural Gas Holding Corporation

AND

ACP CROTONA MERGER SUB CORP.

INTO

Corning Natural Gas Holding Corporation

Under Section 904 of the New York Business Corporation Law

Filed by:

Mayer Brown LLP

1221 Avenue of the Americas

New York, New York 10020